UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 24, 2004

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 0-19658

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6250 LBJ Freeway

Dallas, Texas 75240

(972) 387-3562

www.tuesdaymorning.com

(Address, zip code and telephone number, including area code,

of registrant’s principal executive offices)

Not applicable

(Former name or former address,

if changed since last report)

                Tuesday Morning Corporation hereby amends its Current Report on Form 8-K, dated and filed on February 24, 2004, in order to provide supplemental information with respect to certain non-GAAP financial information contained in the Form 8-K and accompanying press release by deleting Item 12 in its entirety and substituting therefore the following:

                                ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                On February 24, 2004, Tuesday Morning Corporation, a Delaware corporation, issued a press release announcing fourth quarter and full-year net income and earnings per diluted share for the period ended December 31, 2003.  A copy of the press release has been furnished with this Form 8-K as Exhibit 99.1 and incorporated by reference.

                The press release contains a non-GAAP financial measure in the form of fourth quarter and full-year information regarding our earnings per diluted share excluding the charge taken in the fourth quarter for early retirement of long-term debt.  Our management believes this non-GAAP measure provides useful information to investors regarding the performance of the company in 2003, compared to 2002 and prior years, had the retirement of long-term debt not taken place.  The following sentence reconciles the difference between earnings per diluted share and earnings per diluted share excluding the charge for early retirement of debt.  “Included in net income and diluted earnings per share for the fourth quarter and full-year is a loss for early extinguishment of long-term debt which reduced our net income by $2.4 million, net of tax, and diluted earnings per share by $0.06.”

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

/s/ Loren K. Jensen

By:	Loren K. Jensen
Its:	Executive Vice President and Chief
Financial Officer

                                Date:  February 27, 2004

INDEX TO EXHIBITS

Item Number	Exhibit
99.1**	Press release dated February 24, 2004 entitled: “Tuesday Morning Corporation Announces Record Results for 2003. Company achieves 21% increase in DPS and 13% increase in sales.”

                **Previously filed as an exhibit to the Form 8-K dated and filed on February 24, 2004